                                                                   EXHIBIT 3.(i)


                        OFFICE OF THE SECRETARY OF STATE


                               STATE OF OKLAHOMA
                            [STATE OF OKLAHOMA SEAL]
                           CERTIFICATE OF TRANSCRIPT

         I, the undersigned Secretary of State of the State of Oklahoma, do hereby certify that the annexed transcript has been compared with the record on file in my office of which it purports to be a copy, and that the same is full, true and correct copy of.

         CERTIFICATE OF INCORPORATION

         AND

         ALL AMENDMENTS THERETO

         OF

         RIVERSIDE PARKWAY, INC.
         FORMERLY: RALSTON/FAIRFAX RIVERSIDE PARKWAY, INC.
         FORMERLY: RALSTON OPERA COMPANY

[STATE OF OKLAHOMA SEAL]             In testimony whereof, I hereto set my hand
                                     and cause to be affixed the Great Seal of the State of Oklahoma, done at the City of Oklahoma City this 8TH day of AUGUST, A.D.
                                     1996.


                                      /s/ [ILLEGIBLE]
                                     ----------------------------------------
                                                 Secretary of State

                                     By: /s/ KAY JONES
                                        -------------------------------------

                       OFFICE OF THE SECRETARY OF STATE

                              STATE OF OKLAHOMA

                         CERTIFICATE OF INCORPORATION


To all to Whom these Presents shall Come, Greetings:

        WHEREAS, The Certificate of Incorporation, duly signed and verified, of

                            RALSTON OPERA COMPANY
--------------------------------------------------------------------------------

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

        NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.

        IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                                                  Filed at the City of Oklahoma
                                                  City this 16th day of April,
                                                  A.D., 1987
       [GREAT SEAL OF THE STATE OF OKLAHOMA]
                                                  /s/ JEANNETTE B. EDMONDSON
                      [1907]                      ----------------------------
                                                  Secretary of State

                                                  By: /s/ CHERYL E. BRADLEY
                                                     -------------------------

                                                  SOS Corp. Key: DB 455515
                                                                --------------

                          CERTIFICATE OF INCORPORATION
                                       OF
                             RALSTON OPERA COMPANY



       FIRST: The name of the corporation (herein referred to as the "Company") is: RALSTON OPERA COMPANY.

       SECOND: The address of the registered office of the Company in the State of Oklahoma is 124 East Fourth Street, Suite 400, Tulsa, Tulsa County, Oklahoma. The name of its registered agent of the Company at such address is W. Thomas Finley.

       THIRD: The purposes of the Company are (i) to establish, acquire, own, hold, sell, lease, conduct, and manage an operatic, musical, and/or theatrical production Company for the purpose of providing dramatic, operatic, and musical performances, concerts, motion pictures, intellectual and instructive entertainments, and to do every other act or acts and thing or things incidental to or connected with the aforesaid; and (ii) to engage in, promote, conduct, and carry on lawful acts or activities for which corporations may be organized under the General Corporation Act of the State of Oklahoma.

       FOURTH: The total number of shares of capital stock of all classes that the Company shall have authority to issue is 20,000 shares. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

CLASS       SERIES     NUMBER OF SHARES      PAR VALUE           TOTAL
-----       ------     ----------------      ---------           -----
COMMON        A            15,000              $ 1.00          $15,000.00
PREFERRED     A             5,000              $10.00          $50,000.00

       A.     PREFERRED STOCK

              1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

              2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of the series and the powers, preferences, and rights of the shares of the series, and the qualifications, limitations, or restrictions thereof, including the following:

              (a) The distinctive designation and number of shares comprising the series, which number may, except where otherwise provided by the Board of Directors in creating the series, be increased or decreased from time to time by action of the Board of Directors, but not below the number of shares then outstanding;

              (b) The rate of dividends, if any, on the shares of that series, whether dividends shall be noncumulative, cumulative to the extent earned, or cumulative and if cumulative, from which date or dates, whether dividends shall be payable in cash, property, or rights, or in shares of the Company's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

              (c) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of the redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

              (d) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into the sinking fund;

              (e) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, or winding-up of the Company, and the relative rights of priority, if any, of payment of shares of that series in any such event;

              (f) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of the conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method, if any, of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares, or similar event;

              (g) Whether the issuance of any additional shares of the series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences, or rights of any such other series; and

              (h) Any other preferences, privileges, and powers and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions of the series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Oklahoma.

       3.  Payment of dividends shall be as follows:

              (a) The holders of any series of Preferred Stock, in preference to the holders of the Common Stock and the holders of any junior-ranking series of Preferred Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, dividends in cash, property, or rights, or in shares of the Company's capital stock, at the rate for such series fixed in with the provisions of paragraph A(2)(b) of this Article FOURTH.

              (b) No dividend shall be paid upon, or declared or set aside for, any series of Preferred Stock with respect to any dividend period unless:

                     i  All dividends on all senior-ranking series of Preferred
              Stock shall, for the same dividend period, and for all past dividend periods, to the extent the dividends on such senior-ranking series of Preferred Stock are cumulative, have been fully paid or declared and provided for; and

                     ii  At the same time, a like proportionate dividend with
              respect to the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and provided for, all equally ranking series of Preferred Stock.

              (c) As long as any shares of any series of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash, property, excluding shares of Common Stock of the Company, or rights, be paid upon, or declared and provided for, nor shall any distribution be made, on the outstanding shares of Common Stock, unless all dividends on all cumulative series of Preferred Stock with respect to all past dividend periods and unless all dividends on all series of Preferred Stock for the then current dividend period shall have been paid upon, or declared and provided for, and unless the Company shall not be in default under any of its obligations with respect to any sinking fund for any series of Preferred Stock. The foregoing provisions of this paragraph (c) shall not, however, in any way prohibit or limit the Company from making a dividend or other distribution of shares of Common Stock on the outstanding shares of Common Stock.

              (d) No dividends shall be deemed to have accrued on any share of any series of Preferred Stock with respect to any period prior to the date of the original issuance of the share or the dividend payment date immediately preceding or following the date of original issue, except as may otherwise be provided in the resolution or resolutions of the Board of Directors creating such series. Accruals of dividends shall not bear interest.

       4. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of the shares of any series of Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Company, whether capital or surplus, but only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of the Common Stock and the holders of any junior-ranking series of Preferred Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holders of such shares on such voluntary or involuntary liquidation, dissolution, or winding-up, as the case may be. If the payment shall have been made in full to the holders of all outstanding Preferred Stock of all series, or duly provided for, the remaining net assets of the Company shall be available for distribution to the holders of the Common Stock to the extent the Board of Directors shall determine as provided for in paragraph B(2) of this Article FOURTH. If, upon any such voluntary or involuntary liquidation, dissolution, or winding-up, the net assets of the Company available for distribution among the holders of any one or more series of the Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock upon such voluntary or involuntary liquidation, dissolution, or winding-up, and (ii) rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled, then the assets shall be distributed among the holders of each series of the Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon the distribution if all amounts payable on or with respect to the shares were paid in full. Neither the consolidation nor merger of the Company, nor a reduction of the capital of the Company, nor the sale, lease, or conveyance of all or part of its assets, whether for cash, securities, or other property, shall be deemed a voluntary or involuntary liquidation, dissolution, or winding-up of the Company within the meaning of the foregoing provisions.

B. COMMON STOCK

       1. After the requirements with respect to preferential dividends, if any, on any series of Preferred Stock, fixed pursuant to paragraph A(2)(b) and as further provided for in paragraph A(3), both of this Article FOURTH, shall have been met, and after the Company shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock, fixed pursuant to paragraph A(2)(d) of this Article FOURTH, then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

       2. After distribution in full of the preferential amount, if any, fixed pursuant to paragraph A(2)(e) and as further provided for in paragraph A(4), both of this Article FOURTH, to be distributed to the holders of any series of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of the Common Stock shall be entitled to receive such of the remaining assets of the Company of whatever kind available for distribution to the extent the Board of Directors shall determine.

              3. Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of such stock hold by him on all matters voted upon by the stockholders.

       C.     PREEMPTIVE RIGHTS

              No holder of shares of the Company of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase, or receive any shares of stock of the Company of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold, or offered for sale by the Company.

       FIFTH: The incorporator is W. Thomas Finley, whose mailing address is 124 East Fourth Street, Suite 400, Tulsa, Oklahoma 74103

       SIXTH: In furtherance and not in limitation of the powers, rights, privileges, and discretionary authorities granted and conferred by statute, the Board of Directors is expressly authorized as follows:

              A.  To make, alter, amend, or repeal the Bylaws of the Company.

              B. To authorize and cause to be executed or granted mortgages, security interests, and liens upon the real and personal property of the Company.

              C. To set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish or reduce any such reserve in the manner in which it was created.

              D. By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the Company. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the

       Company, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; provided, however, that the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum,, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

              E. When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all or substantially all of the property and assets of the Company, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration (which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations) as the Board of Directors shall deem expedient and in the best interests of the Company.

       SEVENTH: Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them, and/or between the Company and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of the Company, or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for the Company under the provisions of section 1106 of Title 18 of the Oklahoma Statutes, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, of the Company, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Company, as the case may be, agree to any compromise, arrangement, or to any reorganization of the Company as a consequence of such compromise or arrangement, then the compromise, arrangement, or the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of the Company, as the case may be, as well as on the Company.

       EIGHTH:   Meetings of shareholders may be held within or without the
State of Oklahoma, as the Bylaws may provide. The books of the Company may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company. Elections of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

       NINTH:    To the extent permitted by law, no contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason; or solely because the directors or officers are present at or participate in the meeting of the board or committee thereof that authorizes the contract or transaction; or solely because the directors or officers or their votes are counted for such purpose.

       TENTH:    The Board of Directors is expressly authorized to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expense, including attorneys' fees, judgments, fines, and settlement amounts paid to the extent and in the manner permitted by the laws of the State of Oklahoma.

       ELEVENTH: The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, powers, privileges, and discretionary authorities granted or conferred upon the shareholders herein are granted subject to this reservation.

       TWELFTH:  The Company is to have perpetual existence.

       THIRTEENTH: The private property or assets of the stockholders of the Company shall not to any extent whatsoever be subject to the payment of the debts of the Company.

       FOURTEENTH: The number of directors of the Company shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Company. None of the directors need be a stockholder or a resident of the State of Oklahoma.

       THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, does make this Certificate, hereby declaring, affirming, acknowledging, and certifying under penalties of perjury that this is the act and deed of the undersigned, and that the facts herein stated are true, and accordingly has hereunto set his hand this fifteenth day of April, 1987.



                                           /s/ W. THOMAS FINLEY
                                           ------------------------------------
                                           W. Thomas Finley, Sole Incorporator

                       OFFICE OF THE SECRETARY OF STATE

                              STATE OF OKLAHOMA

                                   AMENDED

                         CERTIFICATE OF INCORPORATION


        WHEREAS, The Certificate of Incorporation, executed and acknowledged by

                            RALSTON OPERA COMPANY
--------------------------------------------------------------------------------
has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

        NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

        IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                                                  Filed in the City of Oklahoma
                                                  City this 5th day of
       [GREAT SEAL OF THE STATE OF OKLAHOMA]      February, 1991.

                      [1907]                      /s/ [ILLEGIBLE]
                                                  ----------------------------
                                                  Secretary of State

                                                  By: /s/ [ILLEGIBLE]
                                                     -------------------------

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                          OF RALSTON OPERA COMPANY

       By unanimous Resolution of the Board of Directors of Ralston Opera Company, the Certificate of Incorporation of Ralston Opera Company as filed with the Oklahoma Secretary of State on April 16, 1987, is hereby amended as follows:

FOURTH:

       The total number of shares of capital stock of all classes that the Company shall have authority to issue is One Million, Five Thousand (1,005,000) shares. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

CLASS              SERIES        NUMBER OF SHARES      PAR VALUE        TOTAL
-----              ------        ----------------      ---------        -----
Common               A               1,000,000           $ 1.00     1,000,000.00
Preferred            A                   5,000             1.00         5,000.00

       This Amendment to the Certificate of Incorporation of Ralston Opera Company shall be effective immediately upon its filing with the Secretary of State for the State of Oklahoma. A copy of the Resolution authorizing this Amendment has been attached hereto.



                                                 /s/ L. WILLIAM HISER, JR.
                                                 -------------------------------
                                                 L. William Hiser, Jr.,
                                                 President and Chairman of Board
                                                 of Ralston Opera Company,
                                                 on behalf of the Board
                                                 of Directors of the Company



       I, L. William Hiser, Jr., do hereby acknowledge that the foregoing Amendment to the Certificate of Incorporation of Ralston Opera Company is the act and deed of the Company, and the facts therein are true.


                                                      /s/ L. WILLIAM HISER
                                                      --------------------------
                                                      L. William Hiser

                          A C K N 0 W L E D G M E N T

STATE OF OKLAHOMA  )
                   )   ss.
County of Tulsa    )

       On this 4 DAY of Feb. 1991, before me the undersigned, a Notary Public in and for said County and State, personally appeared to me L. William Hiser, Jr., known to me to be the person whose name is subscribed to the within and foregoing instrument and acknowledged to me that he executed the same.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year in this certificate first above written.


                                                     /s/ INETA N. WELLS
                                                     -------------------------
                                                     Notary Public


MY COMMISSION EXPIRES:

  DECEMBER 9, 1992
----------------------

                            OKLAHOMA TAX COMMISSION
                                                                 BUSINESS TAX
                               STATE OF OKLAHOMA                 (405) 521-3161

                               2501 LINCOLN BLVD.                   DIVISION
                         OKLAHOMA CITY, OKLAHOMA 73194

                                February 7, 1991

John Kennedy
Secretary of State
State Capitol Building
Oklahoma City, OK 73105




                           RE: RALSTON OPERA COMPANY

                           QUALIFIED: 4/16/87

Dear Mr. Kennedy:

This is to certify that the records of this office show that the referenced corporation has filed a Franchise Tax Return and is in good standing through June 30, 1991.

No certification is made as to any corporate Franchise Taxes which may be due but not yet assessed, nor which have been assessed and protested. This letter may not, therefore, be accepted for purposes of dissolution or withdrawal.




                                                  Sincerely,


                                                  BUSINESS TAX DIVISION


                                                  /s/ JEFF KISER

                                                  Jeff Kiser, Supervisor
                                                  Franchise Tax Section

JK:CT:jj

                       OFFICE OF THE SECRETARY OF STATE

                              STATE OF OKLAHOMA

                                   AMENDED

                         CERTIFICATE OF INCORPORATION


        WHEREAS, The Certificate of Incorporation, executed and acknowledged by

                   RALSTON/FAIRFAX RIVERSIDE PARKWAY, INC.
--------------------------------------------------------------------------------
has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

        NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

        IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                                                  Filed in the City of Oklahoma
                                                  City this 11th day of March,
       [GREAT SEAL OF THE STATE OF OKLAHOMA]      1991.

                    [1907]                        /s/ [ILLEGIBLE]
                                                  ----------------------------
                                                  Secretary of State

                                                  By: /s/ BRENDA L. COFFMAN
                                                     -------------------------

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                            OF RALSTON OPERA COMPANY

         By Resolution of the Board of Directors of Ralston Opera Company, the Certificate of Incorporation of Ralston Opera Company as filed with the Oklahoma Secretary of State on April 16, 1987, is hereby amended as follows:

FIRST:

         The name of the corporation (herein referred to as the "Company") is:
Ralston/Fairfax Riverside Parkway, Inc.

         This Amendment to the Certificate of Incorporation of Ralston Opera Company shall be effective immediately upon its filing with the Secretary of State for the State of Oklahoma. A copy of the Resolution authorizing this Amendment has been attached hereto.



                                                 /s/ L. WILLIAM HISER, JR.
                                                 -------------------------------
                                                 L. William Hiser, Jr.,
                                                 President and Chairman of Board
                                                 of Ralston Opera Company,
                                                 on behalf of the Board
                                                 of Directors of the Company


         I, L. William Hiser, Jr., do hereby acknowledge that the foregoing Amendment to the Certificate of Incorporation of Ralston Opera Company is the act and deed of the Company, and the facts therein are true.



                                                 /s/ L. WILLIAM HISER
                                                 -----------------------
                                                 L. William Hiser

                          A C K N 0 W L E D G M E N T

STATE OF OKLAHOMA  )
                   )   ss.
County of Tulsa    )

         On this 8th day of March, 1991, before me the undersigned, a Notary Public in and for said County and State, personally appeared to me L. William Hiser, Jr., known to me to be the person whose name is subscribed to the within and foregoing instrument and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year in this certificate first above written.

                                            /s/ JANICE KATE MODE
                                            ------------------------------
                                                   Notary Public

My Commission Expires:

12/4/91
----------------------

                                   RESOLUTION

         WHEREAS, we, the undersigned, as Members of the Board of Directors of the Ralston Opera Company, are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company pursuant to
Article III, Section 8 of the Bylaws of the Ralston Opera Company; and

         WHEREAS, a need has arisen to change the name of the Company to more accurately reflect the nature and scope of it's planned business activities;

         BE IT RESOLVED, that by a majority vote of the undersigned Members, the Board of Directors of the Ralston Opera Company hereby authorizes the filing of an amendment to the Certificate of Incorporation to change the name of the Company to Ralston/Fairfax RIVERSIDE PARKWAY, Inc.

         Dates this 27 day of February, 1991.


                                                   Members of the Board

                                                   /s/ L. WILLIAM HISER, JR.
                                                   -----------------------------
                                                   L. William Hiser, Jr.

                                                   /s/ CLARENCE E. KENNEDY
                                                   -----------------------------
                                                   Clarence E. Kennedy

                                                   /s/ JOHNNIE SUMMY
                                                   -----------------------------
                                                   Johnnie Summy

                                                   /s/ SHIRLEY L. BOWMAN
                                                   -----------------------------
                                                   Shirley Bowman

                                                   /s/ G.W. PEASE, III
                                                   -----------------------------
                                                   G.W. Pease, III


                                                   -----------------------------
                                                   Agnes W. Warren


                                                   -----------------------------
                                                   Franklin Stecher

                                                   -----------------------------
                                                   T.M. Rhoton

                                                   -----------------------------
                                                   Robert J. Williams

                       OFFICE OF THE SECRETARY OF STATE

                              STATE OF OKLAHOMA

                                   AMENDED

                         CERTIFICATE OF INCORPORATION


        WHEREAS, The Certificate of Incorporation, executed and acknowledged by

                           RIVERSIDE PARKWAY, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

        NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

        IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                                                  Filed in the City of Oklahoma
    [GREAT SEAL OF THE STATE OF OKLAHOMA]         City this 10th day of March,
                                                  1995.
                 [1907]
                                                  /s/ JIM COLE
                                                  ----------------------------
                                                  Secretary of State

                                                  By: /s/ BRENDA L. COFFMAN
                                                     -------------------------

FEE: $50.00
(Minimum)
                                   AMENDED
FILE IN DUPLICATE       CERTIFICATE OF INCORPORATION
                     (After Receipt of Payment of Stock)
PRINT CLEARLY

SOS CORP. KEY:

DB 455515-3
--------------

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105.

    The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.  A.  The name of the corporation is: RALSTON/FAIRFAX RIVERSIDE PARKWAY, INC.

--------------------------------------------------------------------------------
    B.  As amended: The name of the corporation has been changed to:

                           RIVERSIDE PARKWAY, INC.
--------------------------------------------------------------------------------

2.  A.  No change, as filed ________________.
    B. As amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is;

Stephen L. Lower   7136 S. Yale, Ste. 300    Tulsa    Tulsa    74136
--------------------------------------------------------------------------------
   NAME            STREET ADDRESS            CITY     COUNTY   ZIP CODE
                   (P.O. BOXES ARE NOT ACCEPTABLE)

3.  A.  No Change, as filed ______________.
    B.  As amended: The duration of the corporation is:______________________

4.  A.  No change, as filed _____________.
    B. As amended: The purpose or purposes for which the corporation is formed are:

5.  A. No change, as filed ______________.
    B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:
NUMBER OF SHARES          SERIES                   PAR VALUE PER SHARE

Common 2,000,000                                           1.00
       ---------                                         --------
Preferred
         ---------                                       --------

TOTAL NO. SHARES: 2,000,000         TOTAL AUTHORIZED CAPITAL: 2,000,000
                  ---------                                   ---------

         That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

         That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

         SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S., 11077.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its _________________ President and attested by its __________________ Secretary, this ______________ day of _________________,
19 ______.


                                                    /s/  STEPHEN L. LOWER
                                                    ---------------------------
                                                    By            X   President
                                                                 ----
                                                        STEPHEN L. LOWER
                                                    ---------------------------
                                                       (PLEASE PRINT NAME)

ATTEST:

/s/ L. WM. HISER, JR.
-------------------------
     CEO   X   Secretary
         -----
    L. WM. HISER, JR.
-------------------------
  (PLEASE PRINT NAME)

                    [OKLAHOMA TAX COMMISSION LETTERHEAD]



                               MARCH 10, 1995

Secretary of State
Room 101, State Capitol Building
Oklahoma City, OK 73105

Re: RALSTON/FAIRFAX RIVERSIDE PARKWAY, INC.

Qualification date: April 16, 1987

Dear Secretary:

This is to certify that the files of this office show the referenced corporation has filed a Franchise Tax return of the fiscal year ending June 30, 1995 and has paid the Franchise Tax as shown by said return.

No certification is made as to any corporate Franchise Taxes which may be due but not yet assessed, nor which have been assessed and protested.

This letter may not therefore be accepted for purposes of dissolution or withdrawal.

Sincerely,

OKLAHOMA TAX COMMISSION


/s/ [ILLEGIBLE]


Business Tax Division
Registration Section